24HOLDINGS INC. - SUBSIDIARIES

1.  Active Subsidiaries
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         Wholly Owned Subsidiary of 24Holdings Inc.:
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                            24STORE (Europe) Limited*

         Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
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                             LapLand (UK) Limited*

                             Mobile Planet Limited*

                             Cyberia (UK) Limited*


2. Inactive Subsidiaries (all of which have either been dissolved or are in the process of being dissolved)
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         Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
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                             24STORE AB**

                             24STORE Sweden AB**

                             InfiniCom Consulting AB**

                             InfiniCom Electronic Commerce AB**

                             24IT Limited*

         Wholly Owned Subsidiary of 24STORE AB:
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                             24IT AB**

*Incorporated in the United Kingdom
**Incorporated in Sweden